Exhibit 99.1

FOR IMMEDIATE RELEASE

QUEST DIAGNOSTICS SIGNS MULTI-YEAR AGREEMENT WITH TRIPATH IMAGING
TO LAUNCH SUREPATH™ LIQUID-BASED PAP TEST NATIONALLY

TETERBORO, N.J. and BURLINGTON, N.C., May 06, 2004 — Quest Diagnostics Incorporated (NYSE: DGX), the nation’s leading provider of diagnostic testing, information and services, and TriPath Imaging, Inc. (NASDAQ: TPTH), a leading provider of innovative solutions to improve the clinical management of cancer, announced today an agreement in which Quest Diagnostics will launch TriPath Imaging’s SurePath™ liquid-based Pap test for cervical cancer screening to its physician customers nationwide.

Quest Diagnostics will use TriPath Imaging’s i3 Series integrated solution, including the SurePath™ test pack and the PrepStain™ slide processor, and is finalizing its evaluation of the FocalPoint™ slide profiler for use in its operations. Both companies have agreed to work together to educate physicians about the benefits of the SurePath technology. The agreement provides for Quest Diagnostics to receive an initial issuance of warrants for TriPath Imaging common stock and to earn additional incentive warrants by achieving certain milestones. Additional terms of the agreement were not disclosed.

“We selected TriPath Imaging’s products and technology after an extensive evaluation and validation process,” said Joyce G. Schwartz, M.D., Vice President and Chief Laboratory Officer of Quest Diagnostics. “We look forward to offering the SurePath liquid-based Pap test as an important alternative to women and their doctors for use in cervical cancer screening.”

“This agreement marks an exciting new chapter for our company,” stated Paul R. Sohmer, M.D., Chairman, President and CEO of TriPath Imaging, Inc. “We are extremely pleased that Quest Diagnostics has chosen to move forward with us. We believe that this agreement creates the framework for a win-win relationship. Through this relationship, we now have a pathway to expand our domestic market share to a significantly higher level over the next several years.”

About Quest Diagnostics

Quest Diagnostics Incorporated is the nation’s leading provider of diagnostic testing, information and services, providing insights that enable healthcare professionals to make decisions that improve health. The company offers the broadest access to diagnostic testing services through its national network of laboratories and patient service centers, and provides interpretive consultation through its extensive medical and scientific staff. Quest Diagnostics is the leading provider of esoteric testing, including gene-based medical testing, and provides advanced information technology solutions to improve patient care. Additional company information is available at: www.questdiagnostics.com.

The statements in this press release which are not historical facts or information may be forward-looking statements. These forward-looking statements involve risks and uncertainties that could cause actual results and outcomes to be materially different. Certain of these risks and uncertainties may include, but are not limited to, unanticipated expenditures, changing relationships with customers, payers, suppliers and strategic partners, competitive environment, changes in government regulations, conditions of the economy, integration of acquired businesses, and other factors described in the filings of Quest Diagnostics Incorporated with the Securities & Exchange Commission, including its 2003 Form 10-K.

About TriPath Imaging

TriPath Imaging, Inc., headquartered in Burlington, North Carolina, develops, manufactures, markets and sells innovative solutions to improve the clinical management of cancer, including detection, diagnosis, staging and treatment. TriPath Oncology, a wholly owned subsidiary of TriPath Imaging, develops molecular diagnostic and pharmacogenomic products and services for malignant melanoma and cancers of the cervix, breast, ovary and prostate. Additional company information is available at: www.tripathimaging.com.

Investors are cautioned that statements in this press release that are not strictly historical statements constitute forward-looking statements which involve risks and uncertainties that could cause actual results and outcomes to differ materially from what is expressed in those forward-looking statements. Such forward-looking statements include, without limitation, those related to the efficacy and market acceptance of TriPath Imaging’s products, and product development efforts. Important factors that may affect such forward-looking statements specifically and TriPath Imaging’s operating results generally include, without limitation: TriPath Imaging may not receive revenues when or in the amounts anticipated; TriPath Imaging may be unable to increase sales and revenues at its historical rates; expenses may exceed expectations and TriPath Imaging may not achieve profitability when expected, if at all; changes in general economic conditions or the healthcare industry may occur that adversely affect TriPath Imaging’s customers’ purchasing plans; TriPath Oncology may be unable to successfully develop and commercialize products and services when anticipated, if at all; TriPath Imaging’s products may not achieve market acceptance to the degree anticipated; competition and competitive pricing pressures may limit TriPath Imaging’s flexibility with respect to the pricing of its products; TriPath Imaging may need to obtain additional financing in the future; TriPath Imaging may not be able to develop and to protect adequately its proprietary technology; TriPath Imaging and TriPath Oncology’s products may not receive FDA or other required regulatory approval when expected, if at all; and other risks detailed in TriPath Imaging’s filings with the Securities and Exchange Commission, including those described in TriPath Imaging’s Annual Report on Form 10-K for the year ended December 31, 2003.

Contacts
Quest Diagnostics:
Media, Jennifer Somers, +1-201-393-5700
Investors, Laure Park, +1-201-393-5030

TriPath Imaging:
Investors & Media, Jenny Kobin, +1-919-206-7195